Exhibit 99.1

For Immediate Release

AVERY DENNISON ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2022 RESULTS

Highlights:

●	FY22 Reported EPS of $9.21, up 4%

¡	Adjusted EPS (non-GAAP) of $9.15, up 3%, up 11% ex. currency

●	FY22 Net sales increased 7.5% to $9.0 billion

¡	Sales growth ex. currency (non-GAAP) of 13.1%

¡	Organic sales growth (non-GAAP) of 9.5%

●	4Q22 Reported EPS of $1.51

¡	Adjusted EPS (non-GAAP) of $1.65, down 23%

●	4Q22 Net sales declined 7.2% to $2.0 billion

¡	Sales change ex. currency (non-GAAP) of (0.8%)

¡	Organic sales change (non-GAAP) of (0.9%)

●	FY23 Reported EPS guidance of $8.85 to $9.25

¡	Adjusted EPS guidance of $9.15 to $9.55

MENTOR, Ohio, February 2, 2023 – Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited results for its fourth quarter and full year ended December 31, 2022. Non-GAAP financial measures referenced in this release are reconciled from GAAP in the attached financial schedules. Unless otherwise indicated, comparisons are to the same period in the prior year.

“We delivered impressive results in 2022, once again achieving double-digit earnings growth on a constant currency basis,” said Mitch Butier, Chairman and CEO. “Both our Materials and Solutions Groups delivered strong top-and bottom-line results while accelerating adoption of Intelligent Labels.

“Our strong performance came amidst a very challenging environment that was capped by volume declines in the fourth quarter due to significant inventory reductions downstream,” added Butier. “Recent volume trends are indicative of patterns in previous slowdowns; we have been activating countermeasures accordingly.

“Despite the challenges in the macro environment, we remain well-positioned to continue our long track record of earnings growth in 2023, including accelerating growth in Intelligent Labels,” said Butier.

“Once again, I want to thank our entire team for continuing to raise their game to address the unique challenges at hand and deliver value for all our stakeholders.”

Fourth Quarter 2022 Results by Segment

Materials Group

●	Reported sales decreased 5% to $1.4 billion. Sales were up 2% ex. currency and 2% on an organic basis.

¡	Label materials sales were up by low-single digits on an organic basis, with growth in both high-value and base product categories.

∎	Pricing more than offset a low-double-digit volume decline, driven by inventory destocking.

∎	On an organic basis, sales were down low-to-mid single digits in North America; sales were up low-double digits in Western Europe and mid-single digits in emerging markets.

¡	Sales increased by low-single digits organically in the Graphics and Reflective Solutions businesses.

¡	Sales increased by low-double digits organically in the combined Performance Tapes and Medical businesses.

●	Reported operating margin decreased 110 basis points to 10.7%. Adjusted EBITDA (non-GAAP) decreased by 15% to $184 million, with adjusted EBITDA margin (non-GAAP) of 12.8%.

Solutions Group

●	Reported sales decreased 11% to $585 million. Sales were down 7% ex. currency and 8% on an organic basis.

¡	High-value categories sales were up mid-single digits on an organic basis.

¡	Sales decreased by high-teens organically in base solutions, as customers adjusted inventory levels.

¡	Enterprise-wide Intelligent Labels sales for the full year were up approximately 15% on an organic basis.

●	Reported operating margin decreased 590 basis points to 8.8%. Adjusted EBITDA decreased by 27% to $93 million, with adjusted EBITDA margin of 15.9%.

Other

Balance Sheet and Capital Deployment

During 2022, the company deployed $40 million for acquisitions and returned $618 million in cash to shareholders, up $217 million, through a combination of share repurchases and dividends. The company repurchased 2.2 million shares at an aggregate cost of $380 million. Net of dilution from long-term incentive awards, the company’s year-end share count was down 2.0 million compared to the same time last year.

The company’s balance sheet remains strong, with ample capacity to continue executing its long-term capital allocation strategy. Net debt to adjusted EBITDA (non-GAAP) was 2.2 at the end of the fourth quarter.

In January 2023, the company extended the maturity date of its revolving credit facility (“Revolver”) to February 2026 and increased its capacity to $1.2 billion in support of the company’s continued growth.

Income Taxes

The company’s reported effective tax rate was 27.4% for the fourth quarter and 24.2% for the full year. The company’s adjusted tax rate (non-GAAP) was 21.1% for the fourth quarter and 24.7% for the full year.

The company’s 2023 adjusted tax rate is expected to be in the mid-twenty percent range based on current tax regulations.

Cost Reduction Actions

During 2022, the company realized approximately $26 million in pre-tax savings from restructuring, net of transition costs, and incurred pre-tax restructuring charges of approximately $8 million.

Guidance

In its supplemental presentation materials, “Fourth Quarter and Full Year 2022 Financial Review and Analysis,” the company provides a list of factors that it believes will contribute to its 2023 financial results. Based on the factors listed and other assumptions, the company expects 2023 reported earnings per share of $8.85 to $9.25.

Excluding an estimated $0.30 per share impact of restructuring charges and other items, the company expects 2023 adjusted earnings per share of $9.15 to $9.55.

For more details on the company’s results, see the summary tables accompanying this news release, as well as the supplemental presentation materials, “Fourth Quarter and Full Year 2022 Financial Review and Analysis,” posted on the company’s website at www.investors.averydennison.com, and furnished to the SEC on Form 8-K.

Throughout this release and the supplemental presentation materials, amounts on a per share basis reflect fully diluted shares outstanding.

About Avery Dennison

Avery Dennison Corporation (NYSE: AVY) is a global materials science and digital identification solutions company that provides branding and information labeling solutions, including pressure-sensitive materials, radio-frequency identification (RFID) inlays and tags, and a variety of converted products and solutions. The company designs and manufactures a wide range of labeling and functional materials that enhance branded packaging, carry or display information that connects the physical and the digital, and improve customers’ product performance. The company serves an array of industries worldwide, including home and personal care, apparel, e-commerce, logistics, food and grocery, pharmaceuticals and automotive. The company employs approximately 36,000 employees in more than 50 countries. Reported sales in 2022 were $9.0 billion. Learn more at www.averydennison.com.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties.

We believe that the most significant risk factors that could affect our financial performance in the near term include: (i) the impacts to underlying demand for our products from global economic conditions, political uncertainty, and changes in environmental standards and governmental regulations, including as a result of COVID-19; (ii) the cost and availability of raw materials; (iii) competitors’ actions, including pricing, expansion in key markets, and product offerings; (iv) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through price increases, without a significant loss of volume; (v) foreign currency fluctuations; and (vi) the execution and integration of acquisitions.

Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but are not limited to, risks and uncertainties relating to the following:

●

Our Business – fluctuations in demand affecting sales to customers; fluctuations in the cost and availability of raw materials and energy; changes in our markets due to competitive conditions, technological developments, environmental standards, laws and regulations, and customer preferences; the impact of competitive products and pricing; execution and integration of acquisitions; selling prices; customer and supplier concentrations or consolidations; financial condition of distributors; outsourced manufacturers; product and service quality; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; successful implementation of new manufacturing technologies and installation of manufacturing equipment; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; and collection of receivables from customers

●

International Operations – worldwide and local economic and market conditions; changes in political conditions, including those related to the Russian invasion of Ukraine; and fluctuations in foreign currency exchange rates and other risks associated with foreign operations, including in emerging markets

●	COVID-19

●

Income Taxes – fluctuations in tax rates; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; retention of tax incentives; outcome of tax audits; and the realization of deferred tax assets

●

Information Technology – disruptions in information technology systems or data security breaches, including cyber-attacks or other intrusions to network security; and successful installation of new or upgraded information technology systems

●	Human Capital – recruitment and retention of employees; and collective labor arrangements

●

Our Indebtedness – credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest rates; volatility of financial markets; and compliance with our debt covenants

●	Ownership of Our Stock – potential significant variability of our stock price and amounts of future dividends and share repurchases

●

Legal and Regulatory Matters – protection and infringement of intellectual property; impact of legal and regulatory proceedings, including with respect to environmental, anti-corruption, health and safety, and trade compliance

●	Other Financial Matters – fluctuations in pension costs and goodwill impairment

For a more detailed discussion of these factors, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2021 Form 10-K, filed with the Securities and Exchange Commission on February 23, 2022, and subsequent quarterly reports on Form 10-Q.

The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

For more information and to listen to a live broadcast or an audio replay of the quarterly conference call with analysts, visit the Avery Dennison website at www.investors.averydennison.com

Contacts:

Media Relations:

Holly Billik (440) 463-7292

holly.billik@averydennison.com

Investor Relations:

John Eble (440) 534-6290

john.eble@averydennison.com

Fourth Quarter Financial Summary - Preliminary, unaudited
(In millions, except % and per share amounts)
	4Q	4Q	% Sales Change vs. PY
	2022	2021	Reported	Ex. Currency	Organic
				(a)	(b)
Net sales, by segment:

Materials Group	$1,441.3	$1,524.1	(5.4%)	2.2%	2.2%

Solutions Group	584.6	659.1	(11.3%)	(7.3%)	(7.7%)

Total net sales	$2,025.9	$2,183.2	(7.2%)	(0.8%)	(0.9%)

	As Reported (GAAP)					Adjusted Non-GAAP (c)
	4Q	4Q	%	% of Sales		4Q	4Q	%	% of Sales
	2022	2021	Change	2022	2021	2022	2021	Change	2022	2021

Operating income (loss) / operating margins before interest, other non-operating expense (income), and taxes, by segment:

Materials Group	$153.9	$179.4		10.7%	11.8%	$150.4	$182.6		10.4%	12.0%

Solutions Group	51.6	96.6		8.8%	14.7%	53.1	89.0		9.1%	13.5%

Corporate expense (d)	(19.1)	(12.5)				(15.6)	(18.8)

Total operating income / operating margins before interest, other non-operating expense (income), and taxes	$186.4	$263.5	(29%)	9.2%	12.1%	$187.9	$252.8	(26%)	9.3%	11.6%

Interest expense	$22.5	$20.0				$22.5	$20.0

Other non-operating expense (income), net (e)	($5.3)	($0.5)				($5.3)	($2.0)

Income before taxes	$169.2	$244.0	(31%)	8.4%	11.2%	$170.7	$234.8	(27%)	8.4%	10.8%

Provision for income taxes	$46.3	$60.9				$36.0	$56.0

Equity method investment (losses) gains	---	($0.4)				---	($0.4)

Net income	$122.9	$182.7	(33%)	6.1%	8.4%	$134.7	$178.4	(24%)	6.6%	8.2%
Net income per common share, assuming dilution	$1.51	$2.19	(31%)			$1.65	$2.13	(23%)

Free Cash Flow (f)						$244.5	$158.5

Previously reported segment results have been reclassified to reflect our new operating structure.

See accompanying schedules A-4 to A-10 for reconciliations from GAAP to non-GAAP financial measures.

(a)

Sales change ex. currency refers to the increase or decrease in net sales, excluding the estimated impact of foreign currency translation and the reclassification of sales between segments, and, where applicable, an extra week in our fiscal year and the calendar shift resulting from the extra week in the prior fiscal year, and currency adjustment for transitional reporting of highly inflationary economies. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations.

(b)	Organic sales change refers to sales change ex. currency, excluding the estimated impact of acquisitions and product line divestitures.

(c)	Excluded impact of restructuring charges and other items.

(d)	As reported “Corporate expense” for the fourth quarter of 2022 included outcome of legal proceedings of $4.6 and gain on venture investment of ($1.1).

As reported “Corporate expense” for the fourth quarter of 2021 included gain on venture investment of ($6.3).

(e)	As reported “Other non-operating expense (income), net” for the fourth quarter of 2021 included pension plan settlement and curtailment losses of $1.5.

(f)

Free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from insurance and sales (purchases) of investments. Free cash flow is also adjusted for, where applicable, certain acquisition-related transaction costs.

Full Year Financial Summary - Preliminary, unaudited
(in millions, except % and per share amounts)
			% Sales Change vs. PY
	2022	2021	Reported	Ex. Currency	Organic
				(a)	(b)
Net sales, by segment:
Materials Group	$6,495.1	$6,206.5	4.6%	11.0%	11.2%
Solutions Group	2,544.2	2,201.8	15.6%	19.1%	5.0%

Total net sales	$9,039.3	$8,408.3	7.5%	13.1%	9.5%

	As Reported (GAAP)					Adjusted Non-GAAP (c)
			%	% of Sales				%	% of Sales
	2022	2021	Change	2022	2021	2022	2021	Change	2022	2021

Operating income (loss) / operating margins before interest, other non-operating expense (income), and taxes, by segment:

Materials Group	$859.3	$883.3		13.2%	14.2%	$845.9	$857.6		13.0%	13.8%

Solutions Group	302.3	257.2		11.9%	11.7%	310.1	293.8		12.2%	13.3%

Corporate expense (d)	(87.6)	(81.8)				(82.6)	(87.1)

Total operating income / operating margins before interest, other non-operating expense (income), and taxes	$1,074.0	$1,058.7	1%	11.9%	12.6%	$1,073.4	$1,064.3	1%	11.9%	12.7%

Interest expense	$84.1	$70.2				$84.1	$70.2

Other non-operating expense (income), net (e)	($9.4)	($4.1)				($9.4)	($6.6)

Income before taxes	$999.3	$992.6	1%	11.1%	11.8%	$998.7	$1,000.7	---	11.0%	11.9%

Provision for income taxes	$242.2	$248.6				$246.3	$249.8

Equity method investment (losses) gains	---	($3.9)				---	($3.9)

Net income	$757.1	$740.1	2%	8.4%	8.8%	$752.4	$747.0	1%	8.3%	8.9%

Net income per common share, assuming dilution	$9.21	$8.83	4%			$9.15	$8.91	3%

Free Cash Flow (f)						$667.3	$797.7

Previously reported segment results have been reclassified to reflect our new operating structure.

See accompanying schedules A-4 to A-10 for reconciliations from GAAP to non-GAAP financial measures.

(a)

Sales change ex. currency refers to the increase or decrease in net sales, excluding the estimated impact of foreign currency translation and the reclassification of sales between segments, and, where applicable, an extra week in our fiscal year and the calendar shift resulting from the extra week in the prior fiscal year, and currency adjustment for transitional reporting of highly inflationary economies. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations.

(b)	Organic sales change refers to sales change ex. currency, excluding the estimated impact of acquisitions and product line divestitures.

(c)	Excluded impact of restructuring charges and other items.

(d)	As reported “Corporate expense” for fiscal year 2022 included outcomes of legal proceedings of $5.3, severance and related costs of $.8, and gain on venture investment of ($1.1).

As reported “Corporate expense” for fiscal year 2021 included gain on venture investment of ($6.3) and severance and related costs of $1.

(e)	As reported “Other non-operating expense (income), net” for fiscal year 2021 included pension plan settlement and curtailment losses of $2.5.

(f)

Free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from insurance and sales (purchases) of investments. Free cash flow is also adjusted for, where applicable, certain acquisition-related transaction costs.

AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

	(UNAUDITED)

	Three Months Ended		Twelve Months Ended

	Dec. 31, 2022	Jan. 1, 2022	Dec. 31, 2022	Jan. 1, 2022

Net sales	$2,025.9	$2,183.2	$9,039.3	$8,408.3

Cost of products sold	1,525.7	1,598.1	6,635.1	6,095.5

Gross profit	500.2	585.1	2,404.2	2,312.8

Marketing, general and administrative expense	312.3	332.3	1,330.8	1,248.5

Other expense (income), net(1)	1.5	(10.7)	(0.6)	5.6

Interest expense	22.5	20.0	84.1	70.2

Other non-operating expense (income), net(2)	(5.3)	(0.5)	(9.4)	(4.1)

Income before taxes	169.2	244.0	999.3	992.6

Provision for income taxes	46.3	60.9	242.2	248.6

Equity method investment (losses) gains	---	(0.4)	---	(3.9)

Net income	$122.9	$182.7	$757.1	$740.1

Per share amounts:

Net income per common share, assuming dilution	$1.51	$2.19	$9.21	$8.83

Weighted average number of common shares outstanding, assuming dilution	81.6	83.6	82.2	83.8

(1)

“Other expense (income), net” for the fourth quarter of 2022 included outcome of legal proceedings of $4.6, partially offset by gain on venture investment of $1.1, gain on sales of assets of $.9, and severance and related costs, net of reversals of $1.1.

“Other expense (income), net” for the fourth quarter of 2021 included gain on venture investments of $18.1, partially offset by severance and related costs of $5.4, asset impairment and lease cancellation charges of $1.2, and transaction and related costs of $.8.

“Other expense (income), net” for fiscal year 2022 included gain on venture investments of $13.5 and gain on sales of assets of $1.4, partially offset by severance and related costs of $7.6 and asset impairment charges of $.1, outcomes of legal proceedings of $6.3, and transaction and related costs of $.3.

“Other expense (income), net” for fiscal year 2021 included severance and related costs of $10.5, asset impairment and lease cancellation charges of $3.1, transaction and related costs of $20.9, and loss on sale of assets, net, of $.2, partially offset by gain on venture investments of $23, gain on sale of product line of $5.7, and outcomes of legal proceedings, net, of $.4.

(2)	“Other non-operating expense (income), net” included pension plan settlement and curtailment losses of $1.5 and $2.5 in the fourth quarter and fiscal year 2021, respectively.

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	(UNAUDITED)

ASSETS	Dec. 31, 2022	Jan. 1, 2022

Current assets:

Cash and cash equivalents	$167.2	$162.7

Trade accounts receivable, net	1,374.4	1,424.5

Inventories	1,009.9	907.2

Other current assets	230.5	240.2

Total current assets	2,782.0	2,734.6

Property, plant and equipment, net	1,540.2	1,477.7

Goodwill and other intangibles resulting from business acquisitions, net	2,702.7	2,792.9

Deferred tax assets	115.1	130.2

Other assets	810.5	836.2

	$7,950.5	$7,971.6

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:

Short-term borrowings and current portion of long-term debt and finance leases	$598.6	$318.8

Accounts payable	1,339.3	1,298.8

Other current liabilities	861.9	930.3

Total current liabilities	2,799.8	2,547.9

Long-term debt and finance leases	2,503.5	2,785.9

Other long-term liabilities	615.0	713.4

Shareholders’ equity:

Common stock	124.1	124.1

Capital in excess of par value	879.3	862.3

Retained earnings	4,414.6	3,880.7

Treasury stock at cost	(3,021.8)	(2,659.8)

Accumulated other comprehensive loss	(364.0)	(282.9)

Total shareholders’ equity	2,032.2	1,924.4

	$7,950.5	$7,971.6

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	(UNAUDITED)

	Twelve Months Ended

	Dec. 31, 2022	Jan. 1, 2022

Operating Activities:

Net income	$757.1	$740.1

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	177.4	167.3

Amortization	113.3	76.8

Provision for credit losses and sales returns	50.1	35.7

Stock-based compensation	47.4	37.2

Pension plan settlement loss	---	1.6

Deferred taxes and other non-cash taxes	18.4	2.6

Other non-cash expense and loss (income and gain), net	23.5	10.1

Changes in assets and liabilities and other adjustments	(226.2)	(24.6)

Net cash provided by operating activities	961.0	1,046.8

Investing Activities:

Purchases of property, plant and equipment	(278.1)	(255.0)

Purchases of software and other deferred charges	(20.4)	(17.1)

Proceeds from sales of property, plant and equipment	2.3	1.1

Proceeds from insurance and sales (purchases) of investments, net	1.9	3.1

Proceeds from sale of product line and investments in businesses	1.1	7.6

Payments for acquisitions, net of cash acquired, and investments in businesses	(39.5)	(1,477.6)

Net cash used in investing activities	(332.7)	(1,737.9)

Financing Activities:

Net increase (decrease) in borrowings with maturities of three months or less	34.6	259.2

Additional long-term borrowings	---	791.7

Repayments of long-term debt and finance leases	(6.3)	(13.4)

Dividends paid	(238.9)	(220.6)

Share repurchases	(379.5)	(180.9)

Net (tax withholding) proceeds related to stock-based compensation	(25.1)	(25.4)

Other	---	(6.3)

Net cash (used in) provided by financing activities	(615.2)	604.3

Effect of foreign currency translation on cash balances	(8.6)	(2.8)

Increase (decrease) in cash and cash equivalents	4.5	(89.6)

Cash and cash equivalents, beginning of year	162.7	252.3

Cash and cash equivalents, end of year	$167.2	$162.7

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Reconciliation of Non-GAAP Financial Measures from GAAP

We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement the presentation of our financial results prepared in accordance with GAAP. Based on feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are useful to their assessments of our performance and operating trends, as well as liquidity.

Our non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it more difficult to assess our underlying performance in a single period. By excluding the accounting effects, positive or negative, of certain items (e.g., restructuring charges, outcomes of certain legal proceedings, certain effects of strategic transactions and related costs, losses from debt extinguishments, gains or losses from curtailment or settlement of pension obligations, gains or losses on sales of certain assets, gains or losses on venture investments and other items), we believe that we are providing meaningful supplemental information that facilitates an understanding of our core operating results and liquidity measures. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency or timing.

We use these non-GAAP financial measures internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for quarters and year-to-date periods, as applicable.

We use the non-GAAP financial measures described below in the accompanying news release.

Sales change ex. currency refers to the increase or decrease in net sales, excluding the estimated impact of foreign currency translation and the reclassification of sales between segments, and, where applicable, an extra week in our fiscal year and the calendar shift resulting from the extra week in the prior fiscal year, and currency adjustment for transitional reporting of highly inflationary economies. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations.

Organic sales change refers to sales change ex. currency, excluding the estimated impact of acquisitions and product line divestitures.

We believe that sales change ex. currency and organic sales change assist investors in evaluating the sales change from the ongoing activities of our businesses and enhance their ability to evaluate our results from period to period.

Adjusted operating income refers to income before taxes; interest expense; other non-operating expense (income), net; and other expense (income), net.

Adjusted EBITDA refers to adjusted operating income before depreciation and amortization.

Adjusted operating margin refers to adjusted operating income as a percentage of net sales.

Adjusted EBITDA margin refers to adjusted EBITDA as a percentage of net sales.

Adjusted tax rate refers to the full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact that rate, such as effects of certain discrete tax planning actions, impacts related to enactments of comprehensive tax law changes, and other items.

Adjusted net income refers to income before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items.

Adjusted net income per common share, assuming dilution (adjusted EPS) refers to adjusted net income divided by the weighted average number of common shares outstanding, assuming dilution.

We believe that adjusted operating margin, adjusted EBITDA margin, adjusted net income, and adjusted EPS assist investors in understanding our core operating trends and comparing our results with those of our competitors.

Net debt to adjusted EBITDA ratio refers to total debt (including finance leases) less cash and cash equivalents, divided by adjusted EBITDA for the last twelve months. We believe that the net debt to adjusted EBITDA ratio assists investors in assessing our leverage position.

Free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from insurance and sales (purchases) of investments. Free cash flow is also adjusted for, where applicable, certain acquisition-related transaction costs. We believe that free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases, and acquisitions.

Reconciliations are provided in accordance with Regulations G and S-K and reconcile our non-GAAP financial measures with the most directly comparable GAAP financial measures.

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A-5

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)
	Three Months Ended		Twelve Months Ended

	Dec. 31, 2022	Jan. 1, 2022	Dec. 31, 2022	Jan. 1, 2022

Reconciliation from GAAP to Non-GAAP operating margins:

Net sales	$2,025.9	$2,183.2	$9,039.3	$8,408.3

Income before taxes	$169.2	$244.0	$999.3	$992.6

Income before taxes as a percentage of net sales	8.4%	11.2%	11.1%	11.8%

Adjustments:

Interest expense	$22.5	$20.0	$84.1	$70.2

Other non-operating expense (income), net	(5.3)	(0.5)	(9.4)	(4.1)

Operating income before interest expense, other non-operating expense (income), and taxes	$186.4	$263.5	$1,074.0	$1,058.7

Operating margins	9.2%	12.1%	11.9%	12.6%

Income before taxes	$169.2	$244.0	$999.3	$992.6

Adjustments:

Restructuring charges:

Severance and related costs, net of reversals	(1.1)	5.4	7.6	10.5

Asset impairment and lease cancellation charges	---	1.2	0.1	3.1

Transaction and related costs	---	0.8	0.3	20.9

Outcomes of legal proceedings, net	4.6	---	6.3	(0.4)

Gain on venture investments	(1.1)	(18.1)	(13.5)	(23.0)

(Gain) loss on sales of assets, net	(0.9)	---	(1.4)	0.2

Gain on sale of product line	---	---	---	(5.7)

Interest expense	22.5	20.0	84.1	70.2

Other non-operating expense (income), net	(5.3)	(0.5)	(9.4)	(4.1)

Adjusted operating income (non-GAAP)	$187.9	$252.8	$1,073.4	$1,064.3

Adjusted operating margins (non-GAAP)	9.3%	11.6%	11.9%	12.7%

Reconciliation from GAAP to Non-GAAP net income:

As reported net income	$122.9	$182.7	$757.1	$740.1

Adjustments:

Restructuring charges and other items(1)	1.5	(10.7)	(0.6)	5.6

Pension plan settlement and curtailment losses	---	1.5	---	2.5

Tax effect on restructuring charges and other items and impact of adjusted tax rate	10.3	4.9	(4.1)	(1.2)

Adjusted net income (non-GAAP)	$134.7	$178.4	$752.4	$747.0

(1)	Included pretax restructuring charges, transaction and related costs, outcomes of legal proceedings, gain on venture investments, gain/loss on sales of assets, and gain on sale of product line.

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(continued)

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)

	Three Months Ended		Twelve Months Ended

	Dec. 31, 2022	Jan. 1, 2022	Dec. 31, 2022	Jan. 1, 2022

Reconciliation from GAAP to Non-GAAP net income per common share:

As reported net income per common share, assuming dilution	$ 1.51	$ 2.19	$ 9.21	$ 8.83

Adjustments per common share, net of tax:

Restructuring charges and other items(1)	0.02	(0.13)	(0.01)	0.06

Pension plan settlement and curtailment losses	---	0.01	---	0.03

Tax effect on restructuring charges and other items and impact of adjusted tax rate	0.12	0.06	(0.05)	(0.01)

Adjusted net income per common share, assuming dilution (non-GAAP)	$ 1.65	$ 2.13	$ 9.15	$ 8.91

Weighted average number of common shares outstanding, assuming dilution	81.6	83.6	82.2	83.8

Our adjusted tax rate was 21.1% and 24.7% for the three and twelve months ended Dec. 31, 2022, respectively, and 23.9% and 25% for the three and twelve months ended Jan. 1, 2022, respectively.

(1)	Included pretax restructuring charges, transaction and related costs, outcomes of legal proceedings, gain on venture investments, gain/loss on sales of assets, and gain on sale of product line.

	(UNAUDITED)

	Three Months Ended		Twelve Months Ended

	Dec. 31, 2022	Jan. 1, 2022	Dec. 31, 2022	Jan. 1, 2022

Reconciliation of free cash flow:

Net cash provided by operating activities	$345.8	$284.0	$961.0	$1,046.8

Purchases of property, plant and equipment	(94.9)	(124.4)	(278.1)	(255.0)

Purchases of software and other deferred charges	(6.5)	(7.3)	(20.4)	(17.1)

Proceeds from sales of property, plant and equipment	0.1	---	2.3	1.1

Proceeds from insurance and sales (purchases) of investments, net	---	1.9	1.9	3.1

Payments for certain acquisition-related transaction costs	---	4.3	0.6	18.8

Free cash flow (non-GAAP)	$244.5	$158.5	$667.3	$797.7

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	Fourth Quarter Ended

	NET SALES		OPERATING INCOME (LOSS)		OPERATING MARGINS
	2022	2021	2022	2021	2022	2021

Materials Group	$1,441.3	$1,524.1	$153.9	$179.4	10.7%	11.8%

Solutions Group	584.6	659.1	51.6	96.6	8.8%	14.7%

Corporate Expense	N/A	N/A	(19.1)	(12.5)	N/A	N/A

TOTAL FROM OPERATIONS	$2,025.9	$2,183.2	$186.4	$263.5	9.2%	12.1%

RECONCILIATION FROM GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Fourth Quarter Ended

	2022	2021	2022		2021
Materials Group

Operating income and margins, as reported	$153.9	$179.4	10.7%		11.8%

Adjustments:

Restructuring charges:

Severance and related costs, net of reversals	(3.5)	1.9	(0.3%	)	0.1%

Asset impairment charges	---	0.9	---		0.1%

Transaction and related costs	---	0.4	---		---

Adjusted operating income and margins (non-GAAP)	$150.4	$182.6	10.4%		12.0%

Depreciation and amortization	33.7	34.7	2.4%		2.3%

Adjusted EBITDA and margins (non-GAAP)	$184.1	$217.3	12.8%		14.3%

Solutions Group

Operating income and margins, as reported	$51.6	$96.6	8.8%		14.7%

Adjustments:

Restructuring charges:

Severance and related costs	2.4	3.5	0.4%		0.5%

Asset impairment and lease cancellation charges	---	0.3	---		---

Transaction and related costs	---	0.4	---		0.1%

Gain on sales of assets	(0.9)	---	(0.1%	)	---

Gain on venture investment	---	(11.8)	---		(1.8%)

Adjusted operating income and margins (non-GAAP)	$53.1	$89.0	9.1%		13.5%

Depreciation and amortization	39.8	37.9	6.8%		5.8%

Adjusted EBITDA and margins (non-GAAP)	$92.9	$126.9	15.9%		19.3%

Previously reported segment results have been reclassified to reflect our new operating structure.

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	Twelve Months Ended

	NET SALES		OPERATING INCOME (LOSS)		OPERATING MARGINS
	2022	2021	2022	2021	2022	2021

Materials Group	$6,495.1	$6,206.5	$859.3	$883.3	13.2%	14.2%

Solutions Group	2,544.2	2,201.8	302.3	257.2	11.9%	11.7%

Corporate Expense	N/A	N/A	(87.6)	(81.8)	N/A	N/A

TOTAL FROM OPERATIONS	$9,039.3	$8,408.3	$1,074.0	$1,058.7	11.9%	12.6%

RECONCILIATION FROM GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Twelve Months Ended

	2022	2021	2022		2021
Materials Group

Operating income and margins, as reported	$859.3	$883.3	13.2%		14.2%

Adjustments:

Restructuring charges:

Severance and related costs, net of reversals	(1.0)	2.8	---		0.1%

Asset impairment charges	---	2.2	---		---

Transaction and related costs	---	1.6	---		---

Gain on venture investment	(12.4)	---	(0.2%	)	---

Outcomes of legal proceedings, net(1)	---	(26.3)	---		(0.4%	)

Gain on sale of product line	---	(5.7)	---		(0.1%	)

Gain on sale of assets	---	(0.3)	---		---

Adjusted operating income and margins (non-GAAP)	$845.9	$857.6	13.0%		13.8%

Depreciation and amortization	135.8	141.9	2.1%		2.3%

Adjusted EBITDA and margins (non-GAAP)	$981.7	$999.5	15.1%		16.1%

Solutions Group

Operating income and margins, as reported	$302.3	$257.2	11.9%		11.7%

Adjustments:

Restructuring charges:

Severance and related costs	7.8	6.7	0.3%		0.3%

Asset impairment and lease cancellation charges	0.1	0.9	---		---

Outcomes of legal proceedings, net(2)	1.0	25.9	0.1%		1.2%

Transaction and related costs	0.3	19.3	---		0.9%

(Gain) loss on sales of assets	(1.4)	0.5	(0.1%	)	---

Gain on venture investments	---	(16.7)	---		(0.8%	)

Adjusted operating income and margins (non-GAAP)	$310.1	$293.8	12.2%		13.3%

Depreciation and amortization	154.9	102.2	6.1%		4.7%

Adjusted EBITDA and margins (non-GAAP)	$465.0	$396.0	18.3%		18.0%

Previously reported segment results have been reclassified to reflect our new operating structure.

(1)	2021 YTD included an indirect tax credit based on a Brazilian Supreme Federal Court ruling of $28.4, partially offset by outcome of certain legal proceedings of $2.1.

(2)	2021 YTD included contingent liability related to patent infringement lawsuit of $26.6, partially offset by Brazil indirect tax credit based on Brazilian Supreme Federal Court ruling of $.7.

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

Reconciliation of Adjusted EBITDA Margins

(In millions, except %)

(UNAUDITED)

	QTD		YTD

Materials Group	4Q22	4Q21	FY22	FY21

Net sales	$1,441.3	$1,524.1	$6,495.1	$6,206.5

Operating income before interest expense, other non-operating expense (income) and taxes, as reported	$153.9	$179.4	$859.3	$883.3

Operating margins, as reported	10.7%	11.8%	13.2%	14.2%

Non-GAAP adjustments:

Restructuring charges:

Severance and related costs, net of reversals	$(3.5)	$1.9	$(1.0)	$2.8

Asset impairment and lease cancellation charges	---	0.9	---	2.2

Other items	---	0.4	(12.4)	(30.7)

Adjusted operating income (non-GAAP)	$150.4	$182.6	$845.9	$857.6

Adjusted operating margins (non-GAAP)	10.4%	12.0%	13.0%	13.8%

Depreciation and amortization	$33.7	$34.7	$135.8	$141.9

Adjusted EBITDA (non-GAAP)	$184.1	$217.3	$981.7	$999.5

Adjusted EBITDA margins (non-GAAP)	12.8%	14.3%	15.1%	16.1%

Solutions Group	4Q22	4Q21	FY22	FY21

Net sales	$584.6	$659.1	$2,544.2	$2,201.8

Operating income (loss) before interest expense, other non-operating expense (income) and taxes, as reported	$51.6	$96.6	$302.3	$257.2

Operating margins, as reported	8.8%	14.7%	11.9%	11.7%

Non-GAAP adjustments:

Restructuring charges:

Severance and related costs	$2.4	$3.5	$7.8	$6.7

Asset impairment and lease cancellation charges	---	0.3	0.1	0.9

Other items	(0.9)	(11.4)	(0.1)	29.0

Adjusted operating income (non-GAAP)	$53.1	$89.0	$310.1	$293.8

Adjusted operating margins (non-GAAP)	9.1%	13.5%	12.2%	13.3%

Depreciation and amortization	$39.8	$37.9	$154.9	$102.2

Adjusted EBITDA (non-GAAP)	$92.9	$126.9	$465.0	$396.0

Adjusted EBITDA margins (non-GAAP)	15.9%	19.3%	18.3%	18.0%

Corporate expense	4Q22	4Q21	FY22	FY21

Corporate expense, as reported	$(19.1)	$(12.5)	$(87.6)	$(81.8)

Non-GAAP adjustments:

Restructuring charges:

Severance and related costs	$ ---	$ ---	$0.8	$1.0

Other items	3.5	(6.3)	4.2	(6.3)

Corporate expense (non-GAAP)	$(15.6)	$(18.8)	$(82.6)	$(87.1)

Total Company	4Q22	4Q21	FY22	FY21

Net sales	$2,025.9	$2,183.2	$9,039.3	$8,408.3

Operating income before interest expense, other non-operating expense (income) and taxes, as reported	$186.4	$263.5	$1,074.0	$1,058.7

Operating margins, as reported	9.2%	12.1%	11.9%	12.6%

Non-GAAP adjustments:

Restructuring charges:

Severance and related costs	$(1.1)	$5.4	$7.6	$10.5

Asset impairment and lease cancellation charges	---	1.2	0.1	3.1

Other items	2.6	(17.3)	(8.3)	(8.0)

Adjusted operating income (non-GAAP)	$187.9	$252.8	$1,073.4	$1,064.3

Adjusted operating margins (non-GAAP)	9.3%	11.6%	11.9%	12.7%

Depreciation and amortization	$73.5	$72.6	$290.7	$244.1

Adjusted EBITDA (non-GAAP)	$261.4	$325.4	$1,364.1	$1,308.4

Adjusted EBITDA margins (non-GAAP)	12.9%	14.9%	15.1%	15.6%

Previously reported segment results have been reclassified to reflect our new operating structure.

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

Reconciliation of Adjusted EBITDA Margins and Net Debt to Adjusted EBITDA

(In millions, except %)

(UNAUDITED)

	QTD

Total Company	1Q22	2Q22	3Q22	4Q22

Net sales	$2,349.3	$2,347.0	$2,317.1	$2,025.9

Operating income before interest expense, other non-operating expense (income) and taxes, as reported	$287.9	$307.4	$292.3	$186.4

Operating margins, as reported	12.3%	13.1%	12.6%	9.2%

Non-GAAP adjustments:

Restructuring charges:

Severance and related costs, net of reversals	$0.9	$3.1	$4.7	$(1.1)

Asset impairment and lease cancellation charges	---	---	0.1	---

Other items	(2.5)	0.3	(8.7)	2.6

Adjusted operating income (non-GAAP)	$286.3	$310.8	$288.4	$187.9

Adjusted operating margins (non-GAAP)	12.2%	13.2%	12.4%	9.3%

Depreciation and amortization	$72.0	$73.2	$72.0	$73.5
Adjusted EBITDA (non-GAAP)	$358.3	$384.0	$360.4	$261.4
Adjusted EBITDA margins (non-GAAP)	15.3%	16.4%	15.6%	12.9%

Total Debt				$3,102.1
Less: Cash and cash equivalents				167.2
Net Debt				$2,934.9
Net Debt to Adjusted EBITDA LTM* (non-GAAP)				2.2

*LTM = Last twelve months (1Q22 to 4Q22)

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(UNAUDITED)

	Fourth Quarter 2022
	Total Company	Materials Group	Solutions Group

Reconciliation from GAAP to Non-GAAP sales change

Reported net sales change	(7.2%)	(5.4%)	(11.3%)

Reclassification of sales between segments	---	0.2%	(0.5%)

Foreign currency translation	6.4%	7.4%	4.5%

Sales change ex. currency (non-GAAP)(1)	(0.8%)	2.2%	(7.3%)

Acquisitions	(0.1%)	---	(0.4%)

Organic sales change (non-GAAP)(1)	(0.9%)	2.2%	(7.7%)

	Full Year 2022
	Total Company	Materials Group	Solutions Group

Reconciliation from GAAP to Non-GAAP sales change

Reported net sales change	7.5%	4.6%	15.6%

Reclassification of sales between segments	---	0.3%	(0.7%)

Foreign currency translation	5.6%	6.0%	4.2%

Sales change ex. currency (non-GAAP)(1)	13.1%	11.0%	19.1%

Acquisitions	(3.6%)	0.2%	(14.1%)

Organic sales change (non-GAAP)(1)	9.5%	11.2%	5.0%

(1) Totals may not sum due to rounding.